UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2007

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2007 NewStar Financial, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) to raise an aggregate of $125,000,000 before placement agent fees and other expenses in a private placement sale of 12,500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), at a price of $10.00 per share (the “Private Placement”). Under the terms of the Purchase Agreement, the Shares will be issued and sold in two installments or tranches. The first tranche for the sale of 7,248,080 shares of common stock, which represents approximately 19.9% of the outstanding shares of the Company’s common stock immediately prior to entering into the Purchase Agreement, is scheduled to close on November 29, 2007. The second tranche for the sale of the remaining 5,251,920 shares of common stock (the “Second Tranche Shares”) is subject to the approval of the Company’s stockholders and is scheduled to close (assuming such approval is obtained) three business days after a special stockholders’ meeting at which the Company will request such approval, as detailed below. The Purchase Agreement is filed herewith as Exhibit 10.1.

The Company is required to prepare a proxy statement to seek the approval of its stockholders to issue the Second Tranche Shares. This approval is required pursuant to the rules of the Nasdaq National Market due to the fact that the sale of the Second Tranche Shares will result in the aggregate number of shares being issued in the Private Placement to exceed 19.9% of the Company’s common stock on the date of the agreement at a per share price that is less than the greater of book or market value.

Concurrently with the execution of the Purchase Agreement, the Company entered into separate voting agreements (the “Voting Agreements”) with certain existing shareholders in which each such holder committed to vote the shares that each holder owns in favor of the issuance of the Second Tranche Shares. The shares of the Company’s common stock subject to such individual Voting Agreements represent, in the aggregate, over 50% of the outstanding voting power of the Company. The form of Voting Agreement is filed herewith as Exhibit 10.2.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act. The Shares cannot be sold by the Investors unless they are subsequently registered under the Securities Act or an exemption from registration is available.

In connection with the Private Placement, the Company also executed a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) on November 12, 2007. Under the terms of the Registration Rights Agreement, the Company agreed to file a registration statement for purposes of registering the Shares for resale. The Company has agreed to pay the Investors 1% of the aggregate purchase price in cash liquidated damages if the registration statement is not filed by the earlier of May 1, 2008 or the first date when the Company becomes S-3 eligible (the “Filing Date”), the registration statement is not declared effective by 45 days after the Filing Date, the Company fails to file an acceleration request within five trading days of receipt of notice from the SEC that the registration statement is no longer subject to review, or the Company fails to keep the registration statement continuously effective. The Registration Rights Agreement also grants the Investors the right to request up to three underwritten offerings of the Shares under certain circumstances. The Registration Rights agreement is filed herewith as Exhibit 10.3.

Among the Investors, Union Square Partners, Och-Ziff Capital Management and Corsair Capital are entities affiliated with members of the Company’s board of directors and, therefore, the Private Placement and related transactions were approved by an independent committee of the Company’s board of directors.

In addition, in connection with its agreement to purchase Shares in the Private Placement, the Company entered into two letter agreements with Union Square Partners L.P.’s (“Union Square”) related to board nomination and management rights. Pursuant to these agreements, Union Square has the right to nominate one director to be included on the slate of directors to be voted on at the Company’s annual stockholders’ meeting. This right will terminate when Union Square’s stockholdings decline to below 51% of the percentage of the board represented by one nomination. Union Square was also granted certain management rights that allow Union Square to consult with and advise Company management on significant business issues and examine the books and records of the Company. These management rights terminate when Union Square holds less than 50% of the Shares purchased by it in the Private Placement. These rights are intended to satisfy the requirement of contractual management rights for purposes of qualifying Union Square’s interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations. Union Square has agreed to hold in confidence and trust and not use or disclose any confidential information provided to or learned by them in connection with the exercise of management rights under this agreement. Both the nomination right and the management rights are descried in the letter agreements filed herewith as Exhibits 10.4 and 10.5, respectively.

This Current Report on Form 8-K and the attached exhibits are being filed pursuant to Rule 135c under the Securities Act, and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement or the Registration Rights Agreement and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1, and 10.2, respectively. The Purchase Agreement and the Registration Rights Agreement are included as exhibits to this report to provide information regarding their terms. Except for their status as the contractual documents between the parties with respect to the agreements described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Securities Purchase Agreement among the Company and the Investors named therein, dated November 12, 2007.

10.2	Form of Voting Agreement.

10.3	Registration Rights Agreement among the Company and the Investors named therein, dated November 12, 2007.

10.4	Nomination Rights Letter between the Company and Union Square Partners, L.P., dated November 12, 2007.

10.5	Management Rights Letter between the Company and Union Square Partners, L.P., dated November 12, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: November 19, 2007	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement among the Company and the Investors named therein, dated November 12, 2007.

10.2	Form of Voting Agreement.

10.3	Registration Rights Agreement among the Company and the Investors named therein, dated November 12, 2007.

10.4	Nomination Rights Letter between the Company and Union Square Partners, L.P., dated November 12, 2007.

10.5	Management Rights Letter between the Company and Union Square Partners, L.P., dated November 12, 2007.